Exhibit 99.1

NEWS RELEASE

ALTUS MIDSTREAM ANNOUNCES FOURTH-QUARTER 2018 RESULTS

HOUSTON, Feb. 27, 2019 – Altus Midstream Company (NASDAQ: ALTM) today announced its results for the three-month period ending Dec. 31, 2018. Altus was created following a recapitalization transaction that closed on Nov. 9, 2018, with an effective date of Oct. 1, 2018. The transaction combined Apache Corporation’s Alpine High midstream assets and funding from Kayne Anderson Acquisition Corp. This is the company’s first reporting period since the closing. Full-year 2018 results for the Alpine High operating entities that are now a part of Altus will be included as part of Altus’ 10-K, to be filed with the SEC on Feb. 28, 2019.

Fourth-Quarter 2018 Results

Fourth-quarter 2018 net income attributable to Class A common shareholders was $632,000. Gathering and processing volumes for the period averaged 471 million cubic feet per day, approximately 49 percent of which was rich gas.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the fourth quarter of 2018 was $8.2 million.

Capital investments in midstream infrastructure during the fourth quarter of 2018 were $274 million, which included $91 million for the exercise of Altus’ option associated with a 15 percent joint venture equity ownership in Gulf Coast Express, the Kinder Morgan-operated natural gas line from Waha to Agua Dulce near the Texas Gulf Coast, scheduled to begin service in October 2019.

“We are laser-focused on operational excellence and execution as we build out midstream infrastructure and continue to diversify our portfolio with equity in top-tier Permian pipelines,” said Clay Bretches, Altus CEO and president. “Construction of Altus’ three new cryogenic plants, designed to maximize the value of the rich gas at Alpine High, is well underway, and the facilities are tracking to be online at the end of the second quarter and during the third and fourth quarters of 2019, respectively. We continue to expand our gathering and compression assets to support Apache’s Alpine High growth as well as discuss opportunities with other producers in the region. Altus owns 15 percent of Gulf Coast Express Pipeline and recently exercised its option to participate in 15 percent of EPIC Crude Oil Pipeline. We are excited about the opportunity to invest in additional Permian Basin takeaway pipeline projects, and we currently expect to exercise our remaining options in Shin Oak Pipeline, Permian Highway Pipeline and the Salt Creek NGL Line.”

ALTUS MIDSTREAM ANNOUNCES FOURTH-QUARTER 2018 RESULTS

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Ben Rodgers, Altus Midstream chief financial officer, added, “We are actively managing our capital investment and will maintain flexibility to respond quickly to the development pace at Alpine High. To reflect the recent downturn in commodity prices and reduced 2019 activity level by our upstream sponsor, we are decreasing approximately $400 million of planned gathering and processing capital over the next three years. As a result, we will more than double our 2021 free cash flow compared to prior guidance, which will position us to achieve our balance sheet and dividend goals. We have a unique and diverse opportunity set ahead of us, anchored by the vast, multi-zone, multi-phase Alpine High play and our wellhead-to-water connectivity. We look forward to generating long-term growth and delivering strong returns from these assets and other future investment opportunities.”

EPIC Crude Oil Pipeline Option Exercise

On Feb. 1, 2019, Altus exercised its option to acquire a 15 percent equity interest in the EPIC Crude Oil Pipeline. The transaction is expected to close in early March. The EPIC crude line will extend from Orla, Texas to the Port of Corpus Christi, Texas and is scheduled to come online in January 2020. However, with the conversion of EPIC’s NGL line to transport crude on an interim basis, EPIC expects to generate EBITDA in the second half of 2019 from this project.

Revised Guidance

Altus has updated its guidance for 2019-2021, which is detailed in an updated investor presentation posted to Altus’ website at www.altusmidstream.com/investors/events-and-presentations.

Conference call

Altus will host its fourth-quarter 2018 results conference call Thursday, Feb. 28, 2019, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning Feb. 28 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 5868685.

ALTUS MIDSTREAM ANNOUNCES FOURTH-QUARTER 2018 RESULTS

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About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian to Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all of the gas gathering, processing and transportation assets servicing Apache Corporation’s production in the Alpine High play in the Delaware Basin and owns, or has the option to own, joint venture equity interests in five Permian Basin pipelines, four of which go to various points along the Texas Gulf Coast. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Free cash flow as referenced in this news release is defined as Adjusted EBITDA less capital expenditures. Additional information follows, including a reconciliation of Adjusted EBITDA and Capital Investments (non-GAAP financial measures) to the GAAP measures. Altus’ updated investor presentation is available at www.altusmidstream.com/investors/events-and-presentations.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA and Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

ALTUS MIDSTREAM ANNOUNCES FOURTH-QUARTER 2018 RESULTS

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Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report Form 10-K for the fiscal year ended December 31, 2017 (and in our Annual Report Form 10-K for the fiscal year ended December 31, 2018, when filed) and in our Definitive Proxy Statement dated October 22, 2018 filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:	(713) 296-7276 Phil West
Investors:	(281) 302-2286 Gary Clark
Website:	www.altusmidstream.com

Click here for the full release with quarterly financial statements and an updated investor presentation.

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

For the Quarter Ended December 31, 2018
REVENUES AND OTHER:
Midstream service revenue - affiliate	$26,697
Other revenue	1,608

Total revenues and other	28,305

OPERATING EXPENSES:
Gathering, processing and transmission	15,124
General and administrative	2,242
Depreciation and accretion	5,664
Taxes other than income	1,154
Financing costs, net	107

Total operating expenses	24,291

NET INCOME BEFORE INCOME TAXES	4,014
Current income tax benefit	(1,041)
Deferred income tax expense	274

NET INCOME INCLUDING NONCONTROLLING INTEREST	4,781
Net income attributable to noncontrolling interest	4,149

NET INCOME ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$632

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION
For the Quarter Ended December 31, 2018
Net cash provided by operating activities	$661
Net cash used in investing activities	(175,100)
Net cash provided by financing activities	624,374

SUMMARY BALANCE SHEET INFORMATION
December 31,
2018
Cash and cash equivalents	$449,935
Other current assets	18,095
Property, plant and equipment, net	1,226,897
Joint venture equity interest	91,100
Other assets	71,292

Total assets	$1,857,319

Current liabilities	$98,521
Deferred credits and other noncurrent liabilities	32,012
Redeemable noncontrolling interest	1,940,500
Shareholders’ deficit	(213,714)

Total liabilities, noncontrolling interest, and shareholders’ deficit	$1,857,319

Common shares outstanding at the end of the period:
Class A Common Stock, $0.0001 par value	74,929
Class C Common Stock, $0.0001 par value	250,000

SUMMARY OPERATING STATISTICS

For the Quarter Ended December 31, 2018
Throughput for natural gas assets (MMcf/d)
Rich wellhead gas	230
Lean wellhead gas	241

Total throughput	471

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of net income including noncontrolling interest to adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interest before interest expense, income taxes, depreciation, and accretion, and also exclude (when applicable) impairments and other items affecting comparability of results to peers. Altus’ management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of its operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measures used by Altus that are most directly comparable to Adjusted EBITDA are net income (loss) including noncontrolling interest and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered as an alternative to the GAAP measures of net income (loss) including noncontrolling interest, net cash provided by (used in) operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) attributable to Altus and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of Altus’ results as reported under GAAP. Altus’ definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in Altus’ industry, thereby diminishing its utility.

Altus’ management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measures, understanding the differences between Adjusted EBITDA as compared to (as applicable) net income (loss) including noncontrolling interest and net cash provided by (used in) operating activities, and incorporating this knowledge into its decision-making processes. Altus believes that investors benefit from having access to the same financial measures that its management uses in evaluating operating results.

For the Quarter Ended December 31, 2018
Net income including noncontrolling interest	$4,781
Add:
Financing costs, net	107
Income tax (benefit) expense	(767)
Depreciation and accretion	5,664
Less:
Interest income	1,608

Adjusted EBITDA (Non-GAAP)	$8,177

Net cash provided by operating activities	$661
Interest income	(1,608)
Current income tax benefit	(1,041)
Financing costs, net	107
Adjustment for non-cash transactions with Affiliate	—
Changes in working capital	10,058

Adjusted EBITDA (Non-GAAP)	$8,177

Reconciliation of costs incurred and joint venture equity interests to capital investments

Management believes the presentation of capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities and our proportionate share of capital in relation to joint venture equity interests, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Management believes this provides a more accurate reflection of Altus’ cash expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

For the Quarter Ended December 31, 2018
Costs incurred in midstream activity
Property, plant and equipment, net	$183,354
Joint venture equity interest	91,100

$274,454

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$(285)
Asset retirement obligations settled	—

Total capital investments	$274,169